Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

I hereby consent to the reference of my name in the Registration Statement on Form SB-2 of Ignis Petroleum Group, Inc. (the "Company") dated January 18, 2007, to which this consent is an exhibit.

/s/ Frederick C. Stein
Frederick C. Stein

Bakersfield, California
January 18, 2007

DYM
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